Exhibit 10.17

VACCITECH PLC

2021 EMPLOYEE SHARE PURCHASE PLAN

The purpose of the Vaccitech plc 2021 Employee Share Purchase Plan (“the Plan”) is to provide eligible employees of Vaccitech plc (the “Company”) and each other Designated Company (as defined in Section 11) with opportunities to purchase Shares. 367,568 Shares in the aggregate have been approved and reserved for issuance for this purpose under the Plan (including any sub-plan established hereunder), plus on January 1, 2022 and each January 1 thereafter until the Plan terminates pursuant to Section 20, the number of Shares reserved and available for issuance under the Plan shall be cumulatively increased by the least of (i) 735,136 Shares, (ii) one percent of the number of Shares issued and outstanding on the immediately preceding December 31 or (iii) such lesser number of Shares determined by the Administrator.

The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

1.            Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, sub-plans, guidelines and practices for the administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside of the United States; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.            Offerings. The Company may make one or more offerings to eligible employees to purchase Shares under the Plan (“Offerings”). The Administrator shall determine when the initial Offering under the Plan shall commence and the length of any Offering. The Administrator may, in its discretion, designate a different period for any Offering, provided that, with respect to the 423 Component, no Offering shall exceed 27 months in duration.

3.            Eligibility. All individuals classified as employees on the payroll records of each Designated Company are eligible to participate in any one or more of the Offerings under the Plan, provided that, except as otherwise determined by the Administrator in advance of any Offering, as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by a Designated Company for more than 20 hours a week, unless the exclusion of employees who do not meet this requirement is not permissible under applicable law. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees a Designated Company for purposes of the applicable Designated Company’s payroll system are not considered to be eligible employees of a Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of a Designated Company on the Designated Company’s payroll system to become eligible to participate in a plan which is equivalent to this Plan is through the adoption of a sub-plan, which specifically renders such individuals eligible to participate therein.

4.            Participation.

(a)                General. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to the Company or any third party designated by the Company (either in electronic or written form, according to procedures established by the Company) at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b)               Enrollment. The enrollment form will (a) state a whole percentage to be contributed from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Shares in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which Shares purchased for such individual are to be issued or transferred pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant submits a new enrollment form or withdraws from the Plan, such Participant’s contributions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c)                Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code and any applicable law.

5.            Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 0 percent up to a maximum of 15 percent of such employee’s Compensation for each pay period; provided, however, that if payroll deductions are not permitted or problematic under applicable law or for administrative reasons, the Company, in its discretion, may allow eligible employees to contribute to the Plan by other means. The Company will maintain book accounts showing the amount of payroll deductions or other contributions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions or other contributions, unless required under applicable law.

6.            Contribution Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her contributions during any Offering, but may increase or decrease his or her contributions with respect to the next Offering (subject to the limitations of Section 5) by submitting a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her contributions during an Offering.

7.            Withdrawal. A Participant may withdraw from participation in the Plan by submitting a notice of withdrawal to the Company or any third party designated by the Company (either in electronic or written form, according to procedures established by the Company). The Participant’s withdrawal will be effective as soon as reasonably practicable, but in no event later than two payroll cycles following such withdrawal. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan, if any, to him or her (after payment for any Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.            Grant of Options. Subject to Section 13 of the Plan, on each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of Shares determined by dividing such Participant’s accumulated contributions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Shares on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Shares on the Exercise Date, (b) a number of Shares determined by dividing (i) the product of (A) US$2,500 and (B) the number of months in the Offering by (ii) the Fair Market Value on the Offering Date of such Offering; or (c) such other lesser maximum number of Shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions and/or other contributions on the Exercise Date. The purchase price for each Share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Shares on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning shares possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the share ownership of a Participant, and all shares which the Participant has a contractual right to purchase shall be treated as shares owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase Shares under the Plan, and any other employee share purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds US$25,000 of the fair market value of such Share (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.            Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole Shares reserved for the purpose of the Plan as his or her accumulated contributions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional Share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

If a Participant has more than one Option outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Options under the Plan, and (ii) an Option with a lower Option Price (or an earlier granted Option, if different Options have identical Option Prices) shall be exercised to the fullest possible extent before an Option with a higher Option Price (or a later granted Option if different Options have identical Option Prices) shall be exercised.

10.          Issuance of Certificates. Certificates, or book entries for uncertificated Shares, representing Shares purchased under the Plan may be issued only in the name of the employee or, if permitted by the Administrator, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11.          Definitions.

The term “ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company.

The term “Affiliate” means any entity that is directly or indirectly controlled by the Company which does not meet the definition of a Subsidiary below, as determined by the Administrator, whether new or hereafter existing.

The term “Compensation” means base pay, prior to reduction pursuant to Sections 125, 132(f) or 401(k) of the Code or comparable reductions under laws outside the United States, but excluding overtime, incentive or bonus awards, commissions, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company share options or other equity incentive awards and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside of the United States.

The term “Designated Company” means the Company and any present or future Affiliate or Subsidiary (as defined below) that, in each case, has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Affiliate or Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders and may further designate such companies as participating in the 423 Component or the Non-423 Component. For purposes of the 423 Component, only Subsidiaries may be Designated Companies.

The term “Fair Market Value of the Shares” on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the ADSs are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Initial Public Offering” means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, covering the offer and sale by the Company of its Shares

The term “Ordinary Shares” mean ordinary shares in the Company, with a nominal value of £0.01 per share.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the Securities and Exchange Commission.

The term “Share” means an Ordinary Share and/or the number of ADSs equal to an Ordinary Share, as the context may require

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.          Rights on Termination of Employment. Unless otherwise required by applicable law, if a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no contributions will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be an Affiliate or Subsidiary, as applicable, or if the employee is transferred to any corporation other than the Company or a Designated Company. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.          Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or establish one or more sub-plans applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules or sub-plans are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees; provided that, if such rules are inconsistent with the requirements of Section 423(b) of the Code, these employees will participate in the Non-423 Component. To the extent any sub-plans are established, the rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of the number of Shares approved for the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

14.          Optionees Not Shareholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay or other contributions shall deem such Participant to be a holder of the Shares covered by an Option under the Plan until such Shares have been purchased by and issued or transferred to him or her.

15.          Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.          Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

17.          Adjustment in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, the payment of a dividend in Shares or any other change affecting the Shares, the number of Shares approved for the Plan and the Share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18.          Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the shareholders, no amendment shall be made increasing the number of Shares approved for the Plan or making any other change that would require shareholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee share purchase plan” under Section 423(b) of the Code.

19.          Insufficient Shares. If the total number of Shares that would otherwise be purchased on any Exercise Date plus the number of Shares purchased under previous Offerings under the Plan exceeds the maximum number of Shares issuable under the Plan, the Shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Shares on such Exercise Date.

20.          Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten year anniversary of the date of the Company’s Initial Public Offering.

21.          Compliance with Law. The Company’s obligation to sell and deliver Shares under the Plan is subject to completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. ..

22.          Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23.          Issuance or Transfer of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Shares or, in the alternative, the Company may arrange for the transfer of Shares (including from Shares held in the treasury of the Company, or from any other proper source).

24.          Tax Withholding. Each Participant agrees, by participating in the Plan, that the Company and its Affiliates and Subsidiaries shall have the right to deduct any Tax Liability from any payment of any kind otherwise due to the Participant, including Shares issuable under the Plan. Where a Tax Liability arises in connection with the Plan, the Company and/or a Designated Company may require that, as a condition of exercise of an Option and purchase of Shares, a Participant must either:

(a)                make a payment to the Company, or otherwise as the Company directs, of an amount equal to the Company’s estimate of the amount of the Tax Liability; or

(b)               enter into arrangements acceptable to the Company to secure that such payment is made (whether by surrender of Shares, net share issuance, the sale of Shares or otherwise).

For these purposes, “Tax Liability” shall mean any amount of U.S. or non-U.S. federal, state or local income tax, social security (or similar) contributions, payroll tax, fringe benefits tax, payment on account and/or other tax-related items related to the participation in the Plan and legally applicable to the Participant, which the Company and/or an Affiliate or Subsidiary become liable to pay on the Participant’s behalf to the relevant authorities in any jurisdiction.

25.          Notification Upon Sale of Shares. Each Participant who is subject to tax in the United States with respect to his or her participation in the Plan agrees, by entering the Plan, to give the Company prompt notice of any disposition of Shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such Shares were purchased.

26.          Effective Date and Approval of Shareholders. The Plan shall take effect on the date of the Company’s Initial Public Offering, subject to approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present or by written consent of the shareholders.

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